EXHIBIT 10.43

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
OF
THE UNITED ILLUMINATING COMPANY
GRANDFATHERED BENEFIT PROVISIONS

i

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
OF
THE UNITED ILLUMINATING COMPANY
GRANDFATHERED BENEFIT PROVISIONS

ARTICLE I

NAME OF PLAN

Effective as December 1, 1994, The United Illuminating Company established the "Supplemental Executive Retirement Plan of The United Illuminating Company" (the "Plan").  The purpose of the Plan is to provide, on an unfunded basis, certain benefits that, because of limitations under the Code, cannot be provided under The United Illuminating Company Pension Plan.  The Plan also is designed to provide supplemental executive retirement benefits to a select group of management and highly compensated employees of The United Illuminating Company (the “UI”), UIL Holdings Corporation (“UIL” or the “Company”) and certain of its affiliated employers who may, from time to time, be designated as a Participating Employer.  A list of Participating Employers shall be attached to this Plan as Exhibit A.

The Plan is intended to be an unfunded, non-qualified deferred compensation plan for a select group of management and highly compensated employees, as described in Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act (“ERISA”).

The terms of the Plan as set forth in this Plan document apply solely with respect to accruals that were vested pursuant to the terms of the Plan prior to January 1, 2005 (“Grandfathered Benefits”).  With respect to accruals pursuant to the terms of the Plan on and after January 1, 2005, and with respect to accruals made pursuant to the terms of the Plan before January 1, 2005, that vest on or after January 1, 2005 (“Non-Grandfathered Benefits”), the terms of the Plan are as described in the separate Plan document relating to “Non-Grandfathered Benefits.”  With respect to amounts subject to this Plan document, this Plan document supersedes the prior Plan document (as amended from time to time).

ARTICLE II

DEFINITIONS

Wherever used in this Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Affiliate” shall mean any corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

"Annual Additions" shall have the same meaning as set forth in Section 415(c)(2) of the Code.

"Beneficiary" shall mean the person or persons entitled to a benefit under the Plan upon the Participant's death.  With respect to married Participants, a Participant’s spouse shall be the Participant’s Beneficiary unless such spouse has consented to the naming of an alternate Beneficiary in accordance with the terms of the Pension Plan.

“Board of Directors” means the Board of Directors of the Company (or any successor thereto).

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Committee" shall mean the Compensation and Executive Development Committee of the Company, which shall administer this Plan as set forth in Sections 7.04 and 7.06.

“Company” shall mean UIL Holdings Corporation, Inc.

"Compensation" shall have the same meaning as provided in the Pension Plan, but without the limitation imposed by Section 401(a)(17) of the Code and shall include salary and short term incentive amounts deferred by the Participant under The UIL Holdings Corporation Deferred Compensation Plan with respect to each Plan Year.

"Employee" shall mean a person in the employ of the Employer.

"Employer" shall mean the Company and its Affiliates.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Grandfathered Benefits” means the vested accrued benefit of Plan Participants determined as of December 31, 2004, which shall be subject to the provisions of the Plan and tax law in effect immediately prior to the enactment of Section 409A of the Internal Revenue Code (i.e., as of October 3, 2004), including without limitation requirements as to election of the timing and form of payment; expressly provided, however that the Grandfathered Benefit shall be so grandfathered only to the extent that the Plan terms governing such benefits are not materially modified after October 3, 2004.

"Participant" shall mean any Employee who meets the eligibility requirements of Section 3.01 and has entered the Plan in accordance with the provisions of Section 3.02.  A Participant shall remain a Participant even if he or she no longer is eligible to accrue additional benefits hereunder, until his or her Accrued Benefit has been completely distributed from the Plan or forfeited.

"Participating Employer" shall mean the Company and each Affiliate that with the permission of the Committee has approved the Plan for participation by their Employees.

"Pension Plan" shall mean The United Illuminating Company Pension Plan, as amended from time to time.

"Plan" shall mean The Supplemental Executive Retirement Plan of The United Illuminating Company (also known as The United Illuminating Company Supplemental Executive Retirement Plan), as amended from time to time, and as set forth in this document entitled “Supplemental Executive Retirement Plan of The United Illuminating Company Grandfathered Benefit Provisions” and the document entitled “Supplemental Executive Retirement Plan of The United Illuminating Company Non-Grandfathered Benefit Provisions.”

"Plan Year" shall mean a period of one year commencing with January 1.

"Supplemental Pension Benefit" shall mean the benefit determined in accordance with the provisions of Article IV.

ARTICLE III

ELIGIBILITY TO PARTICIPATE

3.01           Eligibility Requirements.

Prior to January 1, 2005, an Employee shall be eligible to participate in this portion of the Plan with respect to the benefits provided under Article IV if he or she is:

(1) an elected officer of an Employer; and

(2) is a participant in the Pension Plan.

On and after January 1, 2005, no Employee who was not a Participant in the Plan prior to January 1, 2005 shall be eligible to be a Participant in this portion of the Plan.

3.02           Participation.  Each eligible Employee shall become a Participant in this portion of the Plan as of the date prior to January 1, 2005 that he or she met the above eligibility requirements and is designated as a Participant by the Committee.

3.03           Termination of Participation.  A Participant shall cease to accrue benefits hereunder as of the earlier of (1) the date he or she ceases to meet the above eligibility requirements, or (2) December 31, 2004; provided, however, that accrued benefits as of such date shall not be reduced and shall be paid as provided herein.

ARTICLE IV

SUPPLEMENTAL PENSION BENEFIT

4.01           Eligibility for Supplemental Pension Benefit.  If a Participant's employment shall be terminated in such manner (whether by death, disability, retirement or otherwise) as to render the Participant or the Participant's Beneficiary eligible to receive benefits under the Pension Plan, the Participant or the Participant's Beneficiary shall be eligible to receive a Supplemental Pension Benefit.

Notwithstanding anything to the contrary herein, in the event a Participant’s employment with the Company (or any other Participating Employer) is terminated by the Company (or other Participating Employer) for Cause or voluntarily by the Participant without timely notice (as determined by the Committee and in accordance with the terms of the Participant’s employment agreement, if applicable), the Participant’s Supplemental Pension Benefit hereunder shall be forfeited and no benefits hereunder shall be paid to such Participant or such Participant’s Beneficiary.

4.02           Calculation of Grandfathered Supplemental Pension Benefit.  A Participant's or a Participant's Beneficiary's Supplemental Pension Benefit under this portion of the Plan (“Grandfathered Benefit”) shall equal the excess, if any, of (a) minus (b) where:

(a)  is the annual benefit, expressed as a life annuity commencing at the Participant’s Normal Retirement Date (as defined for purposes of the Pension Plan) to which the Participant (or a Participant's Beneficiary) would be entitled under the Pension Plan as of the date of such Participant's termination of employment, determined:

(i)  without the limitation on annual compensation imposed by Section 401(a)(17) of the Code;

(ii)  without the limitation on annual benefits imposed by Section 415 of the Code;

(iii)  based on Compensation as defined for purposes of this portion of the Plan;

(iv)  with any enhanced formula (e.g., a 2% benefit multiplier instead of 1.6%), enhanced Compensation and/or imputed years of service included for benefit accrual purposes as provided in the Participant’s employment agreement, the relevant terms of which are incorporated herein by reference; and

(v)  taking into account only service performed and Compensation earned prior to January 1, 2005;

and

(b)  is the annual benefit, if any, expressed as a life annuity commencing at the Participant’s Normal Retirement Date, which is derived from Employer contributions and which is payable to a Participant (or a Participant's Beneficiary) under the Pension Plan as of the date of the Participant's termination of employment.  Such benefit shall be calculated:

(i)  with the limitation on annual compensation imposed by Section 401(a)(17) of the Code;

(ii)  with the limitation on annual benefits imposed by Section 415(b) and 415(e) of the Code;

(iii)  based on compensation as defined for purposes of the Pension Plan; and

(iv)  taking onto account only service performed and compensation earned prior to January 1, 2005.

Notwithstanding the foregoing, a Participant has a Grandfathered Benefit, as calculated above, only if as of December 31, 2004, such Participant was a participant in the Pension Plan and had been credited with as least five (5) years of Vesting Service with the Company or another Employer as of January 1, 2005, as determined under the terms of the Pension Plan.

4.03           Methodology and Assumptions in Calculating Supplemental Pension Benefit.  The calculation of a Supplemental Pension Benefit shall be performed by the consulting actuary for the Pension Plan, and the interpretations of such actuary shall be final and binding on the Employer, the Participant and the Participant's Beneficiary.  Except as otherwise expressly provided in a Participant’s employment agreement, (a) the early retirement reduction factors and factors to be used in converting one form of benefit to another will be determined by the consulting actuary for the Pension Plan on the basis of the actuarial assumptions provided in the Pension Plan for such purpose; and (b) all lump sum distributions shall be calculated as the actuarial equivalent of an annuity payable at Normal Retirement Date.

4.04           Terms and Conditions of Supplemental Pension Benefit.

(a)  Terminations of Employment Prior to January 1, 2008.  Except as otherwise provided pursuant to the terms of a Participant’s employment agreement or as provided in Section 4.05, below, payment of the Supplemental Pension Benefit shall begin at the same time as the Participant’s Pension Plan benefit payments and shall be subject to the same reductions for early commencement.  The Supplemental Pension Benefit may be paid in any form available under the Pension Plan, as elected by the Participant, and may be the same or different from the form of payment of the Participant’s benefits under the Pension Plan; and the conversion factors between forms of benefits used for purposes of the Pension Plan shall be used for purposes of the Supplemental Pension Benefit.

(b)  Termination of Employment On or After January 1, 2008.  Except as otherwise provided pursuant to the terms of a Participant’s employment agreement or as provided in Section 4.05, below, Supplemental Pension Benefits shall be paid in a single lump as of the first day of the first Plan Year beginning on or after the Participant’s termination of employment unless prior to January 1, 2008 or at least 12 months in advance of the Participant’s termination of employment the Participant has elected an alternate time or form of benefit.  If an alternate time or form of benefit is elected, the Supplemental Pension Benefit may be paid on or after the Participant’s termination of employment in any form available under the Pension Plan, and may be the same as or different from the form of payment of the Participant’s benefits under the Pension Plan; and the conversion factors between forms of benefits used for purposes of the Pension Plan shall be used for purposes of the Supplemental Pension Benefit.

(c)  Small Lump Sum Cash-Out.  Notwithstanding the above, the Committee may, in its sole discretion, which shall be evidenced in writing no later than the date of payment, elect to pay the value of a Participant’s benefit in a single lump sum cash-out in accordance with Treasury Regulations Section 1.409A-6(a)(4)(i)(E) and Section 1.409A-3(j)(4)(v).

4.05           Death Benefit.

(a)  Notwithstanding the foregoing, if a Participant should die after acquiring a nonforfeitable right to all (or any portion) of his Accrued Benefit from Employer contributions under the Pension Plan, but prior to the commencement of benefits pursuant to this portion of the Plan, and if the Participant's Beneficiary shall be entitled to a survivor benefit under the Pension Plan, it shall be assumed for purposes of this portion of the Plan that the Participant had retired under the Pension Plan on the date preceding his date of death and had been entitled to a joint and 50% survivor annuity, and a survivorship benefit shall be calculated under this portion of the Plan on the basis of such assumption in accordance with Section 4.02 hereof and shall be due to the Beneficiary of the Participant at the same time as a benefit is due to such Beneficiary pursuant to the Pension Plan (determined without regard to any deferred commencement option).

(b)  If the Participant should die following the commencement of benefits pursuant to this portion of the Plan, death benefits, if any, shall be payable to the spouse or other Beneficiary of the Participant in accordance with the form of payment in effect at the time of the Participant's death.

(c)  For purposes of this Section 4.05, on and after January 1, 2008 if a Participant has elected to have his or her Supplemental Pension Benefit paid in a single lump sum as of the first day of the first Plan Year beginning on or after the Participant’s termination of employment, benefits pursuant to this portion of the Plan shall be deemed to commence as of the Participant’s termination of employment unless such termination of employment is on account of death (in which case the provisions of subsection (a) shall apply).  In the event of a Participant’s death after a termination of employment but prior to the payment of benefits in the form of a single lump sum, such benefits shall be paid to the Participant’s Beneficiary on the same date such benefits would have otherwise been paid to the Participant.

ARTICLE V

FUNDING

5.01           Funding.  The Employer shall be under no obligation to establish a fund or reserve in order to pay the benefits under this portion of the Plan.  The Employer shall be required to make payments only as benefits become due and payable.  No person shall have any right, other than the right of an unsecured general creditor, against the Employer with respect to the benefits payable hereunder, or which may be payable hereunder, to any Participant or Beneficiary.  Notwithstanding the foregoing, in order to pay benefits under this portion of the Plan, the Employer may establish a grantor trust (hereinafter the "Trust") within the meaning of Section 671 of the Code.  The assets in such Trust shall at all times be subject to the claims of the general creditors of the Employer in the event of the Employer's bankruptcy or insolvency, and neither the Plan nor any Participant or Beneficiary shall have any preferred claim or right to, or any beneficiary ownership interest in, any such assets of the Trust prior to the time such assets are paid to a Participant or Beneficiary as a Supplemental Pension Benefit, and all rights created under this portion of the Plan and said Trust shall be unsecured contractual rights of a Participant or Beneficiary against the Employer.

ARTICLE VI

CLAIMS PROCEDURES

6.01           Filing a Claim.  Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Committee which shall make all determinations concerning such claim.  Any claim filed with the Committee and any decision by the Committee denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (the “Claimant”).

(a)           In General.  Notice of a denial of benefits (other than disability benefits) will be provided within ninety (90) days of the Committee’s receipt of the Claimant's claim for benefits.  If the Committee determines that it needs additional time to review the claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial ninety (90) day period.  The extension will not be more than ninety (90) days from the end of the initial ninety (90) day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision.

(b)           Disability Benefits.  Notice of denial of disability benefits will be provided within forty-five (45) days of the Committee’s receipt of the Claimant’s claim for disability benefits.  If the Committee determines that it needs additional time to review the disability claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial forty-five (45) day period.  If the Committee determines that a decision cannot be made within the first extension period due to matters beyond the control of the Committee, the time period for making a determination may be further extended for an additional thirty (30) days.  If such an additional extension is necessary, the Committee shall notify the Claimant prior to the expiration of the initial thirty (30) day extension.  Any notice of extension shall indicate the circumstances necessitating the extension of time, the date by which the Committee expects to furnish a notice of decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues.  A Claimant will be provided a minimum of forty-five (45) days to submit any necessary additional information to the Committee.  In the event that a thirty (30) day extension is necessary due to a Claimant’s failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the Claimant until the earlier of the date the Claimant responds to the request for additional information or the response deadline.

(c)           Contents of Notice.  If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language.  The notice shall (i) cite the pertinent provisions of the Plan document and (ii) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary.  The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review.  In the case of a complete or partial denial of a disability benefit claim, the notice shall provide a statement that the Committee will provide to the Claimant, upon request and free of charge, a copy of any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the decision.

6.02           Appeal of Denied Claims.  A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with a committee designated to hear such appeals (the “Appeals Committee”).  A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Appeals Committee.  All written comments, documents, records, and other information shall be considered “relevant” if the information (i) was relied upon in making a benefits determination, (ii) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision, or (iii) demonstrates compliance with administrative processes and safeguards established for making benefit decisions.  The Appeals Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

(a)           In General.  Appeal of a denied benefits claim (other than a disability benefits claim) must be filed in writing with the Appeals Committee no later than sixty (60) days after receipt of the written notification of such claim denial.  The Appeals Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the appeal (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim).  If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.  The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review.  The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(b)           Disability Benefits.  Appeal of a denied disability benefits claim must be filed in writing with the Appeals Committee no later than one hundred eighty (180) days after receipt of the written notification of such claim denial.  The review shall be conducted by the Appeals Committee (exclusive of the person who made the initial adverse decision or such person’s subordinate).  In reviewing the appeal, the Appeals Committee shall (i) not afford deference to the initial denial of the claim, (ii) consult a medical professional who has appropriate training and experience in the field of medicine relating to the Claimant’s disability and who was neither consulted as part of the initial denial nor is the subordinate of such individual and (iii) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision.  The Appeals Committee shall make its decision regarding the merits of the denied claim within forty-five (45) days following receipt of the appeal (or within ninety (90) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim).  If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.  The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review.  Following its review of any additional information submitted by the Claimant, the Appeals Committee shall render a decision on its review of the denied claim.

(c)           Contents of Notice.  If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language.  The decision on review shall set forth (i) the specific reason or reasons for the denial, (ii) specific references to the pertinent Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant’s claim, and (iv) a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.  For the denial of a disability benefit, the notice will also include a statement that the Appeals Committee will provide, upon request and free of charge, (i) any internal rule, guideline, protocol or other similar criterion relied upon in making the decision, (ii) any medical opinion relied upon to make the decision, and (iii) the required statement under Section 2560.503-1(j)(5)(iii) of the Department of Labor regulations.

(d)           Discretion of Appeals Committee.  All interpretations, determinations and decisions of the Appeals Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.

ARTICLE VII

MISCELLANEOUS

7.01           Non-Guarantee of Employment or Pension.  Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any Participant or Employee, or as a right of any such Participant or Employee to be continued in the employment of the Employer, or as a limitation on the right of the Employer to deal with any Participant or Employee as to their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though the Plan did not exist.  Nothing herein shall be construed as a contract or guarantee of any right to continue or accrue benefits under the Pension Plan.  Such rights and benefits shall be determined solely by the terms of the Pension Plan.

7.02           Rights and Pension Plan.  Nothing in this Plan shall be construed to limit, broaden, restrict, or grant any right to a Participant, Employee, or Beneficiary under the Pension Plan, or to grant any additional rights to any such Participant, Employee, or Beneficiary under the Pension Plan, or in any way to limit, modify, repeal or otherwise affect the Employer's right to amend or modify the Pension Plan.

7.03           Amendments/Termination.  The Board of Directors may amend or terminate this portion of the Plan in whole or in part, except to the extent that such power has been expressly reserved otherwise under the terms of this portion of the Plan, provided, however, that no such amendment or termination shall cause a reduction or cessation of the Supplemental Pension Benefit of any Participant or Beneficiary accrued prior to the adoption of such amendment or termination.

7.04           Plan Administration.  The Plan shall be operated and administered by the Committee whose decisions on all matters involving the interpretation and administration of the Plan shall be final and binding.  The Committee shall be the named fiduciary for purposes of ERISA.

7.05           Spendthrift Provision.  No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.

7.06           Administrative Powers.  The Committee, in addition to the general powers set forth in Section 6.04, shall have the following specific discretionary powers, subject to ERISA:

(a)  To establish the manner of disbursement of benefits;

(b)  To establish and enforce such rules and administrative procedures as the Committee deems necessary and appropriate to carry out the Plan;

(c)  To employ actuaries, attorneys and accountants and other agents and advisors, and to delegate to such persons such powers and responsibilities as the Committee shall determine;

(d)  To decide all questions concerning the administration of the Plan;

(e)  To establish the basis for benefit calculations made pursuant to the Plan;

(f)  To request the Company to make appropriate contributions to satisfy any funding requirements under the Plan.

7.07           Disclosure.  Each Participant shall receive a copy of the Plan and the Committee will make available for inspection by any Participant, surviving spouse or Beneficiary a copy of any rules or regulations as such may be used or adopted by the Committee in administering the Plan from time to time.

7.08           Incapacity.  In the event that a Participant, surviving spouse or Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his or her person or his or her estate is appointed, any benefits under the Plan to which such Participant, surviving spouse or Beneficiary is entitled may be paid to such conservator or other person legally charged with the care of his or her person or his or her estate.

7.09           Unclaimed Benefit.  Each Participant shall keep the Committee informed of his or her current address and the current address of his or her surviving spouse or Beneficiary.  The Committee shall not be obligated to search for the whereabouts of any person.  If the location of a Participant is not made known to the Committee within three (3) years after the date on which the Participant's benefit under this Plan is due, payment may be made as though the Participant had died at the end of the three-year period.  If, within one (1) additional year after such three-year period has elapsed, or within three (3) years after the actual death of the Participant, the Committee is unable to locate any surviving spouse or Beneficiary of the Participant, then the Employer shall have no further obligation to pay any benefit hereunder to such Participant, surviving spouse or Beneficiary or any other person and such benefit shall be irrevocably forfeited to the Employer.

7.10           Limitation on Liability.  Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Employer or as a Committee or other fiduciary shall be liable to any Participant, former Participant, surviving spouse, Beneficiary or any other person for any claim, benefit, loss, or expense incurred in connection with the Plan, except as allowed by ERISA.

7.11           Fiduciary Responsibility.  In carrying out their responsibilities under the Plan, the Committee and any other fiduciary hereunder shall act solely in the interest of Participants, their surviving spouses or Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in similar circumstances.

7.12           Withholding.  The Employer shall have the right to deduct from the amount of any payment to a Participant, surviving spouse or Beneficiary, any federal, state or other taxes required by law to be withheld.

7.13           Successor Employer.  In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which a successor to all or a major portion of the Employer's property or business shall continue the Plan, and the successor shall have all of the power, duties and responsibilities of the Employer under the Plan.

7.14           Governing Law.  This Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Connecticut, to the extent not preempted by ERISA.

IN WITNESS WHEREOF, this Plan document has been executed by a duly authorized officer of the Company.

Dated: August 4, 2008________

                              THE UNITED ILLUMINATING COMPANY

Witnesses
/s/ Angel Bruno	By: /s/ James P. Torgerson
James P. Torgerson
Its Chief Executive Officer